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                                                                   EXHIBIT 10.34

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into by and among MTI TECHNOLOGY CORPORATION ("Borrower"), SILICON VALLEY BANK ("SVB") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") as co-lenders, and SVB, as Servicing Agent for the Lenders. (SVB and GE Capital are sometimes referred to herein, individually, as "Lender", and collectively, as the "Lenders".)

     Borrower, the Lenders, and Servicing Agent are parties to that certain Loan and Security Agreement, dated as of July 22, 1998 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), and hereby agree to further amend the Loan Agreement, as follows, effective as of September 22, 2000. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

    1. AMENDMENTS TO LOAN AGREEMENT.

        a. The definition of "Availability Reserves" in Section 1.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

        "Availability Reserves" shall mean such amounts as the Requisite Lenders may from time to time establish and revise in their good faith business judgment, with written notice thereof to Borrower, to reflect (a) any material increase in dilution with respect to the Accounts or any material decline in the general creditworthiness of obligors on the Accounts (including without limitation a credit memo reserve of up to $5,300,000); and/or (b) events, conditions, contingencies or risks which may substantially affect either the Collateral or any other property which is security for the Obligations or its value, or the assets, business or prospects of Borrower or the security interests and other rights of the Lenders in the Collateral (including the enforceability, perfection and priority thereof) and/or (c) Requisite Lenders' good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Lenders was false or misleading in a material respect when made.

        b. The definition of "Credit Extension" in Section 1.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

        "Credit Extension" means each Advance, Letter of Credit, Foreign Exchange Contract, or any other extension of credit by Servicing Agent or any Lender for the benefit of Borrower hereunder.


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        c. The definition of "Requisite Lenders" in Section 1.1 of the Loan
Agreement hereby is amended and restated in its entirety to read as follows:

        "Requisite Lenders" means, at any time, Lenders then holding at least eighty percent (80.0%) of the then aggregate unpaid principal amount of all Advances then outstanding or, if no Advances are then outstanding, Lenders then having at least eighty percent (80.0%) of the aggregate Commitments; provided, however, that in the event there shall be only two (2) Lenders, then "Requisite Lenders" shall mean both of such Lenders.

        d. The definition of "Revolving Maturity Date" in Section 1.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

        "Revolving Maturity Date" means September 22, 2001.

        e. Section 1.1 of the Loan Agreement hereby is amended to add the following definitions thereto, in proper alphabetical order:

        "FX Reserve" is defined in Section 2.1.2.

        "Letter(s) of Credit" is defined in Section 2.1.3.

        "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

        f. Section 2.1 of the Loan Agreement (including all subsections thereof) hereby is amended and restated in its entirety to read as follows:

        2.1 THE REVOLVING ADVANCES. Subject to and upon the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower set forth herein, each Lender severally agrees to make its Commitment Percentage of Revolving Advances to Borrower up to the amount of the Committed Revolving Line from time to time until the close of business on the Business Day immediately preceding the Revolving Maturity Date, in such sums as Borrower may request, provided that the aggregate principal amount of all Revolving Advances at any one time outstanding shall not exceed the result of (a) the lesser of (i) the Committed Revolving Line, and (ii) the Borrowing Base less any Availability Reserves, minus (b) the sum of (i) the aggregate amount due and payable to SVB in connection with the Cash Management Services furnished to Borrower by or through SVB, plus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus (iii) the FX Reserve. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to EIGHTY PERCENT (80%) of Eligible Accounts, plus up to SIXTY PERCENT (60%) (the "EMC Percentage Advance Rate") of the "Eligible EMC Payments" (as defined below). The EMC Percentage Advance Rate shall be subject to revision by Lenders based on their quarterly review of EMC, including its credit rating.


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        As used above, "Eligible EMC Payments" means the minimum guaranteed payments ("Minimum EMC Payments") due to Borrower from EMC Corporation ("EMC") under that certain Asset Purchase Agreement dated February 9, 1996 between Borrower and EMC (the "EMC Agreement").

        In the event of any dispute between Borrower and EMC, the amount in dispute shall be deducted from the "Eligible EMC Payments". In the event EMC shall assert any right to withhold any Minimum EMC Payment or shall assert any defense to the payment thereof, then the amount thereof shall be deducted from "Eligible EMC Payments". In addition, the amount of the Eligible EMC Payments shall be deemed to be zero if (i) EMC shall fail to make any Minimum EMC Payment within thirty days after the date due, or (ii) EMC shall be the subject of any Insolvency Proceeding.

        Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, amounts borrowed pursuant to this SECTION 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

        On the Revolving Maturity Date, Borrower promises to pay to Servicing Agent for the account of each Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Revolving Advances made by Servicing Agent and Lenders to Borrower. Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms hereof.

        The Committed Revolving Line (and all sublines thereof) shall terminate on the Revolving Maturity Date, at which time all Advances and other amounts due under this Agreement (except as otherwise expressly specified herein) and all other Obligations shall be immediately due and payable.

             2.1.1 CASH MANAGEMENT SUBLINE. Borrower may use up to $2,250,000 for so-called "Cash Management Services" provided by SVB, which may include merchant services, direct deposit of payroll, business credit cards, and check cashing services, identified in the cash management services agreement between Borrower and SVB related to such services (collectively, the "Cash Management Services"). Borrower agrees to pay any and all amounts that are due and payable to Bank in connection with the Cash Management Services furnished to Borrower by or through Bank. Borrower agrees to execute and deliver to Bank all standard form applications and agreements, including without limitation, an indemnification and pledge agreement, of Bank in connection with the Cash Management Services and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the credit card services and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Cash Management Services, and all such amounts due and payable by Borrower for any Cash Management Services may, at SVB's option, be treated as an Advance by SVB under the Committed Revolving Line. The Cash Management Services shall terminate on the Revolving Maturity Date.

             2.1.2 FOREIGN EXCHANGE CONTRACT; FOREIGN EXCHANGE SETTLEMENT. If there is availability under the Committed Revolving Line and the Borrowing Base, then


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     Borrower may enter in foreign exchange forward contracts with SVB under which Borrower commits to purchase from or sell to SVB a set amount of foreign currency more than 1 business day after the contract date (the "Foreign Exchange Contracts"). Lender will subtract 10% of each outstanding Foreign Exchange Contract and apply it to the then extant foreign exchange reserve (the "FX Reserve"; which reserve shall not exceed $2,000,000); it being understood and agreed that, at such time as any such Foreign Exchange Contract is no longer outstanding and SVB does not have any outstanding obligations thereunder, the F/X Reserve shall be reduced by the 10% of such Foreign Exchange Contract previously so applied to such F/X Reserve.

     The total Foreign Exchange Contracts at any one time may not exceed 10 times the amount of the FX Reserve.

     Bank may terminate the Foreign Exchange Contracts if an Event of Default occurs.

     Borrower will execute and deliver all SVB's standard applications and agreements in connection with Foreign Exchange Contracts and pay all SVB's standard fees and charges.

             2.1.3 LETTERS OF CREDIT. At the request of Borrower and subject to the terms and conditions of this Agreement, SVB will issue or have issued letters of credit for the account of Borrower, in each case in form and substance satisfactory to SVB in its sole discretion (collectively, "Letters of Credit") not exceeding, in the aggregate, the result of (a) the lesser of (i) the Committed Revolving Line, and (ii) the Borrowing Base less any Availability Reserves, minus (b) the sum of (i) the aggregate amount due and payable to SVB in connection with the Cash Management Services furnished to Borrower by or through SVB, plus (ii) the outstanding principal amount of all Advances, plus (iii) the FX Reserve; provided, however, but the aggregate face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $3,000,000. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to SVB at any time after the Revolving Maturity Date if the term of this Agreement is not extended by the Lenders and Servicing Agent.

             Borrower shall pay all bank charges (including charges of SVB) for the issuance of Letters of Credit, together with such additional fee as SVB's letter of credit department shall charge in connection with the issuance of the Letters of Credit. Any payment by SVB under or in connection with a Letter of Credit shall constitute an Advance by SVB hereunder on the date such payment is made. Borrower hereby agrees to indemnify, save, and hold SVB harmless from any loss, cost, expense, or liability, including payments made by SVB, expenses, and reasonable attorneys' fees incurred by SVB, arising out of or in connection with any Letters of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any such loss, cost, expense, or liability that is proximately caused by the gross negligence or willful misconduct of SVB. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by SVB and opened for Borrower's account or by SVB's interpretations of any Letter of Credit issued by SVB for Borrower's account, and Borrower understands and agrees that SVB shall not be liable for any error, negligence,


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     or mistake, whether of omission or commission (unless proximately arising from the gross negligence or willful misconduct of SVB), in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Letters of Credit may require SVB to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold SVB harmless with respect to any loss, cost, expense, or liability incurred by SVB under any Letter of Credit as a result of SVB's indemnification of any such issuing bank. The provisions of this Agreement, as it pertains to Letters of Credit, and any other present or future documents or agreements between Borrower and SVB relating to Letters of Credit are cumulative.

             Borrower shall pay SVB a standby Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth above) that shall accrue at a rate equal to 1.75% per annum times the aggegate undrawn amount of all outstanding standby Letters of Credit during the month preceding the date such standby Letter of Credit fee is due and payable; provided, however, that upon the occurrence and during the continuation of an Event of Default, the standby Letter of Credit fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

             g. Section 2.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

             2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower under Section 2.1 and Subsections 2.1.1, 2.1.2, and 2.1.3 exceed the lesser of (a) the Commited Revolving Line, and
     (b) the Borrowing Base less any Availability Reserves, Borrower shall immediately pay to Servicing Agent, on behalf of the Lenders, in cash, the amount of such excess.

             h. Section 2.3.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

             2.3.1 INTEREST RATE. Except as set forth in SECTION 2.1.3 AND
     SECTION 2.3.2, any Credit Extension shall bear interest on the average Daily Balance at a rate per annum equal to the Prime Rate plus the Applicable Margin (as defined below). As used herein, the term "Applicable Margin" means 1 percentage point; provided, however, that from and after the date (if ever) that Servicing Agent and the Lenders timely receive Borrower's unaudited financial statements accurately and correctly reflecting that Borrower has achieved a positive net profit (determined in accordance with GAAP) for each of 2 consecutive fiscal quarters (that occur after the end of Borrower's fiscal year 2000) and if no Default or Event of Default then exists, the Applicable Margin shall equal 0.50 percentage point. The foregoing proviso notwithstanding, if any subsequently issued audited financial statements of Borrower for such relevant periods that are delivered to Servicing Agent and Lenders hereunder disclose that Borrower did not, in fact, achieve the positive net profit indicated in the above-described unaudited financial statements, then the interest rate automatically shall be retroactively adjusted to the rate that would have been in effect if the adjustment had not been made.


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             i. Section 2.3.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

                2.3.2 DEFAULT RATE. All Obligations (other than Letters of Credit) shall bear interest, from and after the occurrence, and during the continuance, of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

             j. Section 2.3.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

                2.3.3 PAYMENTS. Interest, Letter of Credit fees, and all other fees hereunder shall be due and payable on the last day of each month during the term hereof. Borrower hereby authorizes Servicing Agent to debit any accounts with Servicing Agent, including, without limitation, Account Number 600415670 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Lenders. Servicing Agent shall notify Borrower of all debits which Servicing Agent makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest or Letter of Credit fees not paid when due shall be compounded by becoming a part of the Obligations, and such interest or Letter of Credit fees shall thereafter accrue interest at the rate then applicable hereunder.

             k. Section 2.3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

                2.3.4 COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest and Letter of Credit fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

             l. Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

             6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain all of its operating and investment accounts with SVB; provided, however, that the investment account of Borrower maintained at CS First Boston existing as of September 22, 2000 may continue to be maintained at CS First Boston.

             m. Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

             6.9 QUICK RATIO. Borrower will maintain as of the last day of each month a ratio of Quick Assets to Current Liabilities of at least 1.00 to 1.00.

             n. Section 6.12 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:


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             6.12 PROFITABILITY. Borrower shall have a net profit (as determined in accordance with GAAP) for the fourth fiscal quarter of its fiscal year 2001 and each fiscal quarter thereafter.

             o. Section 6.13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

             6.13 MAXIMUM NET LOSS. Borrower's maximum net loss (as determined in accordance with GAAP) shall not exceed: (a) for the second fiscal quarter of its fiscal year 2001, (i) $2,000,000 before non-cash writeoffs (in accordance with GAAP), and (ii) $3,000,000 after writeoffs (in accordance with GAAP); and (b) for the third fiscal quarter of its fiscal year, $1,000,000.

             p. From and after September 22, 2000, the Schedule to Loan and Security Agreement setting forth the Lenders' respective Commitments and Commitment Percentages hereby is amended and restated in its entirety to read as follows:

                              REVOLVING COMMITMENTS
--------------------------------------------------------------------------------
                                                                Commitment
Lender                            Commitment                    Percentage
--------------------------------------------------------------------------------

Silicon Valley Bank               $10,000,000                   33 and 1/3%
--------------------------------------------------------------------------------
GE Capital Commercial
Finance, Inc.                     $20,000,000                   66 and 2/3%
--------------------------------------------------------------------------------

             q. Anything in Section 6.3 of the Loan Agreement to the contrary notwithstanding, from and after the date (if ever) that the Daily Balance of Advances outstanding under Section 2.1 of the Loan Agreement exceeds $3,000,000, Servicing Agent shall have the right, but not the obligation, to require Borrower to provide (and Borrower hereby agrees to so provide) to Lenders a Borrowing Base Certificate, together with aged listings of accounts receivable and accounts payable, as frequently as requested by Servicing Agent in its good faith business judgment.

             r. Exhibit C (Form of Borrowing Base Certificate) attached to the Loan Agreement hereby is amended and restated in its entirety to read as set forth in Exhibit C (Form of Borrowing Base Certificate) attached to this Amendment.

             s. Exhibit D (Form of Compliance Certificate) attached to the Loan Agreement hereby is amended and restated in its entirety to read as set forth in Exhibit D (Form of Compliance Certificate) attached to this Amendment.


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     2. AMENDMENT FEE. In consideration for the Lenders and Servicing Agent entering into this Amendment, Borrower shall concurrently pay Servicing Agent, for the benefit of the Lenders, a fee in the amount of $125,000 (of which $41,250 shall be payable to SVB and $83,750 shall be payable to GE Capital, which shall be non-refundable and in addition to all interest and other fees payable to Servicing Agent and the Lenders under the Loan Documents. Servicing Agent is authorized to charge said fee to Borrower's loan account.

     3. REPRESENTATIONS TRUE. Borrower represents and warrants that its fiscal year 2001 started on April 2, 2000. Borrower represents and warrants to Servicing Agent and the Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     4. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Borrower, the applicable requisite Lenders, and Servicing Agent, and the other written documents and agreements between or among Borrower, the applicable requisite Lenders, and Servicing Agent set forth in full all of the representations and agreements of Borrower, the Lenders, and Servicing Agent with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between or among Borrower, the Lenders, and Servicing Agent with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between or among Borrower, the Lenders, and Servicing Agent shall continue in full force and effect and the same are hereby ratified and confirmed.

      [remainder of page intentionally left blank; signature page follows]


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This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:                                          LENDER:

MTI TECHNOLOGY CORPORATION                         SILICON VALLEY BANK



By                                                 By
   ------------------------                           --------------------------

Title                                              Title
     ----------------------                              -----------------------




LENDER:                                            SERVICING AGENT:


GENERAL ELECTRIC CAPITAL CORPORATION               SILICON VALLEY BANK


By                                                 By
   -----------------------------------                 -------------------------

Title                                              Title
      -------------------------------                    -----------------------


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